Exhibit 15.2

Consent of David Cass

Consent of Expert

I consent to the inclusion in this Amendment No. 2 to the registration statement on Form 20-F (the “Registration Statement”) of Focus Ventures Ltd. of references to my name and to the technical information related to the Bayovar 12 Project, Machay Project, Quebranta Project, Aurora Project and Katenwill Project (all as defined in the Registration Statement) included in the Registration Statement.

Dated:   April 10, 2015.

/s/ David Cass

David Cass, P.Geo.